[LETTERHEAD OF PILLAR INVESTMENTS]



                                                      December __, 1999



Hybridon, Inc.
155 Fortune Boulevard
Milford, MA  01757
Attn:  Mr. E. Andrews Grinstead, III.

Ladies and Gentlemen:

         This letter agreement (this "Agreement") is to confirm our understanding regarding the compensation to be paid by Hybridon, Inc. (the "Company") to Pillar Investments Ltd. and its affiliates and designees (collectively "Pillar") in connection with the Company's private placement offering (the "Offering") of Notes due 2002 ("Notes").

         The Company shall issue to Pillar additional Notes (the "In-Kind Fee") in an aggregate principal amount equal to nine percent (9%) of the aggregate principal amount of Notes purchased in the Offering by investors introduced to the Company by Pillar.

         The Company shall issue to Pillar warrants (the "Unit Purchase Warrants") to purchase additional Notes in an aggregate principal amount equal to ten percent (10%) of the aggregate principal amount of Notes purchased in the Offering by investors introduced to the Company by Pillar. The Unit Purchase Warrants shall be exercisable until and including November 30, 2006 at an exercise price equal to 110 percent (110%) of the Notes' principal amount.

         The Company shall pay in cash all reasonable out-of-pocket expenses incurred by Pillar in providing services with respect to the Offering, including reasonable fees and disbursements of Pillar's counsel, within thirty (30) days of submission of a bill or bills accompanied by reasonably detailed documentation by Pillar.

         Notwithstanding the foregoing, the Company's obligations to issue the In-Kind Fee and the Unit Purchase Warrants and to reimburse Pillar's Placement Expenses pursuant to this Agreement shall be subject to the condition precedent that the Company will have had delivered to it a fairness opinion in form and substance deemed by the Company, in its sole discretion, to satisfy the requirements of that certain Indenture, relating to the 9% Convertible Subordinated Notes Due 2004 of the Company, between the Company and State Street Bank and Trust Company, dated as of March 26, 1997, as amended.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. The parties hereto

Hybridon, Inc.
December __, 1999
Page 2


irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with this Paragraph. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process. Pillar hereby appoints Sachnoff & Weaver Ltd. as its agent for purposes of notice hereunder and to receive on behalf of Pillar service of copies of summons and complaints and other process which may be served in any such action or proceeding. All such notices to Pillar shall be sent to Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Suite 2900, Chicago, Illinois 60606, Attn: Lance R. Rodgers, Esq.

         This Agreement shall be binding upon Pillar and the Company and the successors and assigns of Pillar.

         This Agreement is intended, and for all purposes shall be construed, to supersede any existing agreements, whether written, oral or otherwise, between the parties hereto regarding Pillar's rights to compensation in connection with the Offering.

         Please   confirm  that  the  foregoing  is  in  accordance   with  your
understanding by signing and returning to us the enclosed duplicate of this Agreement.


                                                  Sincerely yours,
                                                  PILLAR INVESTMENTS LTD.


                                                  By:___________________________
                                                     Name:
                                                     Title:


Confirmed as of the date hereof:
HYBRIDON, INC.


By:__________________________________
     Name:  E. Andrews Grinstead, III.
     Title:  President and CEO